                                                                    EXHIBIT 10.4


       ---------------------------------------------------            TO ADVANCE
[Logo] CANADIAN NURSES ASSOCIATION                                   THE QUALITY
       ASSOCIATION DES INFIRMIERES ET INFIRMIERS DU CANADA         OF NURSING IN
                                                                    THE INTEREST
                                                                   OF THE PUBLIC

                                                                           FAIRE
                                                                   PROGRESSER LA
CONFIDENTIAL                                                         QUALITE DES
                                                                           SOINS
                                                                      INFIRMIERS
File: (Med-Emerg)                                                 DANS L'INTERET
                                                                       DU PUBLIC
19 January 2005



Med-Emerg Inc
6711 Mississauga Road, Suite 404
Mississauga, ON, L5N 2W3

Dear Don Ross

This letter will serve as confirmation of the Canadian Nurses Association's
(CNA) engagement of your services to develop health human resource planning models for Primary Health Care Nurse Practitioners. The services required are outlined in the attached Description of Services. The general terms of this agreement are set out in the attached Schedule of General Terms Governing Outside Contracts dated July 2003.

This contract will come into effect on 01 February 2005 and continue until 25 November 2005. CNA reserves the right to terminate the contract, without penalty or notice, prior to the completion of the specified term. Should the CNA wish to cancel this letter of agreement, monies owed to the consultant for work done prior to the issuance, verbal or otherwise, of a notice of cancellation will be paid by the CNA upon receipt of an invoice for said work. Reasons for termination will be provided to the consultant.

Your contact person at CNA will be Lisa Little. You should contact her as necessary; the minimum requirement is bi-monthly.

Your fee for this project is outlined in Appendix A. Total payment is not to exceed $ 468,997.50 plus GST. See Appendix B for a fee payment schedule. Each monthly fee and the final fee is payable upon CNA's acceptance of the stated deliverable as well as a detailed invoice on/by the date outlined. Your invoice should be forwarded to the Purchasing Agent at CNA house. It is your responsibility to make all payments required of self-employed individuals, e.g., tax remittances.

In the course of providing services, you may acquire confidential information and/or documentation with respect to the Canadian Nurses Association. You agree that all such information and documentation will be kept strictly confidential and will not be disclosed or communicated in any way during the term of this agreement or thereafter. Any and all such confidential information and documentation, including, but not limited to, data acquired throughout the project, shall remain the sole and exclusive property of the Canadian Nurses Association and shall be returned to the Canadian Nurses Association upon termination of this agreement.








                    50 DRIVEWAY OTTAWA ONTARIO CANADA K2P 1E2
       TEL/TEL (613) 237-2133 o 1-800-361-8404 o FAX/TELEC (613) 237-3520
                             o WEB www.cna-aiic.ca

Med-Emerg International Inc
Page 2
19 January 2005

If during the term, or any renewal of the term, of the agreement, you develop any confidential information which relates in any way to the Canadian Nurses Association, or become the author of any work in which copyright may exist, you agree that copyright of all data, drafts, as well as the final product, shall be the sole and exclusive property of the Canadian Nurses Association. You also accept that your name may not appear in any form on the final product and that CNA retains the right to amend, change or not use the paper at its sole discretion.


In addition, you agree not to hold yourself out as an agent or representative of the Canadian Nurses Association OR

With the exception of those cases where CNA has specifically asked you to represent its views, you agree not to hold yourself out as an agent of CNA.

You further agree that in documents where references are cited, you are responsible for providing and verifying the accuracy of all references cited, as well as for verifying the accompanying bibliographic information. In addition, we will require a hard copy of all articles/papers etc. cited, including hard copy printouts of documents accessed through the internet. Responsibility for attaining appropriate copyright permissions lies with you. CNA can provide a standardized form for this purpose.

We request that your report be submitted in MS Word format either on diskette or via email attachment.

Would you please indicate your acceptance of these terms by signing and returning one copy of this letter to Andrea Nault, Human Resources Coordinator in the enclosed envelope by 24 January 2005. Please provide your GST registration number below, if appropriate.

We look forward to working with you on this exciting project.

Sincerely


/s/ Lucille Auffrey
-------------------
Lucille Auffrey, RN, MN
Executive Director

Encl.

                                             GST Registration Number 103617049RT


                                             I accept the terms and conditions
                                             outlined above.



                                             Signature         Date

cc: Purchasing Agent
    Human Resources

                             Description of Services

PURPOSE

To develop health human resource planning models for projecting future supply and demand for nurse practitioners in primary health care in Canada. The models will support varying health care delivery models and fulfill the following criteria:

         o    forecast needs based on population health indicators;
         o forecast supply based on: inflow (i.e. education, [ number of seats, enrollees, graduates], immigration, etc.), current stock, retirement, death, immigration, emigration and other factors;
         o    be evidence-based;
         o respect the legislated scopes of practice of the primary health care nurse practitioner;
         o incorporate evidence on recruitment and retention of nurse practitioners;
         o recognize the various health services delivery models in place across the country;
         o    address both urban and rural/remote scenarios;
         o    recognize interprofessional, multidisciplinary collaboration;
         o build upon the Health Human Resources Conceptual Framework (O'Brien-Pallas, Tomblin Murphy, Baumann, & Birch, 2001); and
         o incorporate outcomes of consultations with federal, provincial and territorial governments.

The forecasting models must be demonstrated through the application of regional, provincial or national data and produce numbers reflecting actual and historical nurse practitioner supply and projected needs.

SERVICES REQUIRED:

    1. Med Emerg is responsible for project management, including proper management of project finances, timelines, risk management, etc
    2. Med Emerg is required to plan, host and execute a minimum of two workshops with F/P/T governments to seek input and feedback on the model development. Costs for travel, accommodation and per diem for Med Emerg staff to plan and attend these workshops is the responsibility of Med Emerg. Funding for travel and accommodations of other workshop participants and facilitator to be provided by CNA.
    3.   Project activities are outlined in the proposed work plan (See Appendix
         C). This work plan will be approved during initial consultations with Med Emerg and CNA. It is subject to minor changes that may occur as the project unfolds. These changes will be mutually agreed upon, in advance where possible, by CNA and Med Emerg, and corresponding changes will be made to Appendix B.
    4. Submission of monthly status reports and interim reports of the activities outlined in Appendix B. Receipt and acceptance of these reports is tied to the payment schedule.
    5. Med Emerg and the project team may be required to present to the Canadian Nurse Practitioner Initiative HHR Taskforce.
    6. Med Emerg must seek CNA's approval to publish any article or document related to this model development project in the future, even after the term of this contract.

DELIVERABLE:
The deliverables of this project include:
    1.   A final report that includes:
         a.  an executive summary
         b.  an outline of the approach used in the model
         c.  the methodology
         d. detailed environmental scan ( An environmental scan will be provided by CNA. Filling pertinent gaps in that scan is the responsibility of Med Emerg.)
         e. data and data roll up in the form of a summary and a "matrix" that identifies the data elements required (including recommended measurement and coding standards) and their availability and quality. The summary report will provide a justification for each of the data elements required, and will be guided by the above described conceptual framework developed by the research team.
         f. detailed analytical framework that provides a systematic approach to considering the effects and interactions between a wide range of policy levers including but not limited to:

                 i. Changing the flows of qualified providers entering and leaving the jurisdiction;
                 ii. Changing the participation rate of existing HHR by changing the rate of retirement from the professions and the rate of loss to other jurisdictions/professions;
                 iii. Changing the activity rate of existing HHR by changing the distribution of part-time and full-time employment;
                 iv. Changing the productivity of existing HHR by adopting different methods of service delivery or different mixes of human and non-human resources; and,
                 v. Changing the efficiency of training programmes by changing the content and length of programmes and rates of loss from programmes.

             The analytical model will be based on explicit recognition that the changing population health needs, the changing nature of health care provision and the introduction of various health service policies can have an impact on planning for NPs. Within the confines of available data, consideration will be given to the expected future need for services, the ability of the expected future stock of nurse practitioners to meet that need, and the implications of various health service polices.

         g. simulation model of supply and need. The analytical framework will be used to develop this simulation model represented by the mathematical relationships between the various elements of the framework. The model will be implemented with the Vensim software package, or other software as appropriate. The final simulation model, as well as the data inputs, will be made available to CNA to assist with ongoing planning. The models will be provided as portable tool enabling users to simulate different scenarios, and we will provide training in their use. A Vensim Application, or Venapp, will be constructed to provide a management flight simulator interface for the model.
         h. scenario development by modelling the implications on NP HHR planning under different demand, productivity and scope of practice scenarios. The team will involve F/P/T government officials and call upon their expertise in providing valuable scenarios for use in the simulation. Such officials will be able to inform the team on the most likely policies and interventions that could occur not only on a national level, but on provincial and regional levels as well. This will allow the reporting of the results of the simulations runs in a general and, to the extent the data permit, local context. This will be done for at least one or more provinces, territories, regions or settings, again, within the confines of the data made available to the Contractor.
         i.  results of running the model based on scenarios in 'h' above.
         j.  summary reports of workshops hosted by CNA and Med Emerg
         k.  analysis
         1.  conclusion
         m.  recommendations

French translation of the final report is not required.

    2. The simulation model as portable tool enabling users to simulate different scenarios in the form of the Vensim software with a Vensim Application, or Venapp, constructed to provide a management flight simulator interface for the model.
    3. Training to CNA and interested F/P/T governments on simulation model use in # 2 above.
    4.   User Manual for simulation model.
    5. Regular meetings with CNA including at least 3 face-to-face meetings over the course of the project and minimum one teleconference per month regarding project status.

Appendix A


--------------------------------------------------------------------------------
  Consulting Fees (see table below)                  $         408,450.00
-------------------------------------------------------------------------------
  Reimbursable Expenses                              $          38,650.00
-------------------------------------------------------------------------------
  NHSRU Biostatistical Support                       $          14,000.00
-------------------------------------------------------------------------------
  Med-Emerg Administration                           $           7,897.50
-------------------------------------------------------------------------------
  MAXIMUM ESTIMATED COST                             $         468,997.50
-------------------------------------------------------------------------------



                         Consulting Days Per Step
                         Development     Environmental    Development    Model and
                         of Detailed     Scan and Data    of Analytical  Scenario     Running     Report       Total # of
Consultant   Per Diem    Workplan        Roll Up          Framework      Development  the Model   Generation   Days         Total $
------------------------------------------------------------------------------------------------------------------------------------
Alder        $2,000.00    5              10               5              13           5           8            46        $ 92,000.00
------------------------------------------------------------------------------------------------------------------------------------
Birch        $2,000.00    3              8                10             9            5           3            38        $ 76,000.00
------------------------------------------------------------------------------------------------------------------------------------
O'Brien
Pallas       $2,000.00    3              6                4              9            3           3            28        $ 56,000.00
------------------------------------------------------------------------------------------------------------------------------------
Tomblin
Murphy       $2,000.00    3              13               5              11           3           3            38        $ 76,000.00
------------------------------------------------------------------------------------------------------------------------------------
Zacharias    $2,000.00    2              1                               3                        2            8         $ 16,000.00
------------------------------------------------------------------------------------------------------------------------------------
Sping        $1,250.00    1              7                2              6            7           2            25        $ 31,250.00
------------------------------------------------------------------------------------------------------------------------------------
Ranganathan  $  900.00    7              15               7              18           6           15           68        $ 61,200.00
------------------------------------------------------------------------------------------------------------------------------------
Total Days                24             60               33             69           29          36           251
------------------------------------------------------------------------------------------------------------------------------------
COST PER
PERIOD                    $39,550.00     $98,250.00       $56,800.00     $113,700.00  $46,150.00  $54,000.00             $408,450.00
------------------------------------------------------------------------------------------------------------------------------------

APPENDIX B - revised


    Deliverable                                    To be Submitted                     Fee $ (plus GST)
-------------------------------------------------------------------------------------------------------------
1. Approved Workplan                                  Feb 15, 2005                         46,899.75
-------------------------------------------------------------------------------------------------------------
1. Monthly status report                             March 31, 2005                        66,899.75
2. summary report on environmental scan
   findings
3. materials for first Task Force meeting
   (agenda, presentation and materials for
   workshop # 1)
-------------------------------------------------------------------------------------------------------------
1. monthly status report                             April 30, 2005                         56,899.75
2. summary report of trends/issues and
   matrix on relevant data elements
3. summary report of workshop #1
   analytical framework
-------------------------------------------------------------------------------------------------------------
1. monthly status report                              May 30, 2005                          36,899.75
2. outline of preliminary model
-------------------------------------------------------------------------------------------------------------
1. monthly status report                              June 30, 2005                         46,899.75
2. materials for workshop #2
3. preliminary model
-------------------------------------------------------------------------------------------------------------
4. monthly status report                              July 31, 2005                         46,899.75
5. summary report of workshop #2
6. final draft of model and list of scenarios
-------------------------------------------------------------------------------------------------------------
1. monthly status report                             August 31, 2005                        26,899.75
-------------------------------------------------------------------------------------------------------------
1. monthly status report                           September 30, 2005                       46,899.75
2. preliminary results of simulation
   modelling
-------------------------------------------------------------------------------------------------------------
1. monthly status report                            November 1, 2005                        46,899.75
2. draft final report
-------------------------------------------------------------------------------------------------------------
1. summary report of workshop #3                    November 30, 2005                       46,899.75
2. final report
3. simulation model as portable tool
   enabling users to simulate different
   scenarios in the form of the Vensim
   software with a Vensim Application, or
   Venapp, constructed to provide a
   management flight simulator interface
   for the model.
4. training to CNA and interested F/P/T
   governments on simulation model use
5. User Manual for simulation model.
-------------------------------------------------------------------------------------------------------------
                                                                  TOTAL                   $468,997.50
-------------------------------------------------------------------------------------------------------------

Appendix C

-----------------------------------------------------------------------------------------------------------------------------
Phase               Task Components                                   Target Dates          Consultant         Days
                                                                                                               (7.5 hrs/day)
-----------------------------------------------------------------------------------------------------------------------------

Phase I -           Confirmation of the Work Plan                     4 Jan '05 to          Alder                  5
Development         o Collecting documentation                        21 Jan '05
of Detailed         o Review of documents                                                   Birch                  3
Work Plan           o Refining the work plan
                                                                                            O'Brien Pallas         3
                    Steering Committee Meeting                        21 Jan '05
                                                                                            Tomblin Murphy         3
                    o Presentation of conceptual framework
                      and key milestones as identified in the                               Zacharias              2
                      work plan
                                                                                            Wang                   1
                    KEY DELIVERABLE: APPROVED WORK PLAN
                                                                                            Ranganathan            7
-----------------------------------------------------------------------------------------------------------------------------

Phase II -          Environmental Scan                                22 Jan '05 to         Alder                  10
Environmental       o Environmental scan                              15 Mar '05
Scan and Data                                                                               Birch                  8
Roll-Up             KEY DELIVERABLE: SUMMARY REPORT ON
                    FINDINGS                                                                O'Brien Pallas         6

                    Data Roll-Up                                                            Tomblin Murphy         13
                    o Determine data availability
                    o Justification of data elements required                               Zacharias              1

                    KEY DELIVERABLE: SUMMARY REPORT OF                                      Wang                   7
                    TRENDS/ISSUES AND MATRIX ON RELEVANT DATA
                    ELEMENTS                                                                Ranganathan            15

                    Workshop #1                                       28 Feb '05

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
Phase               Task Components                                   Target Dates          Consultant         Days
                                                                                                               (7.5 hrs/day)
-----------------------------------------------------------------------------------------------------------------------------

Phase III -         o Development of analytical framework             16 Mar '05 to         Alder                  5
Development                                                           15 April '05
of Analytical                                                                               Birch                  10
Framework
                    Steering Committee Meeting                        15 April '05          O'Brien Pallas         4

                    KEY DELIVERABLE: ANALYTICAL FRAMEWORK                                   Tomblin Murphy         5

                                                                                            Zacharias             --

                                                                                            Wang                   2

                                                                                            Ranganathan            7
-----------------------------------------------------------------------------------------------------------------------------

Phase IV -        Model Development                                   16 Apr '05 to         Alder                  13
Model and         o Team meeting to plan program model                31 July '05
Scenario            development                                                             Birch                  9
Development       o Develop preliminary model
                                                                                            O'Brien Pallas         9
                  Scenario Development
                  o Finalize program model                                                  Tomblin Murphy         11

                                                                                            Zacharias              3
                  Workshop #2                                         30 Jun '05

                  Model and Scenario Development                                            Wang                   6
                  o Further refinement of models and
                    scenarios                                                               Ranganathan            18

                  KEY DELIVERABLE: FINAL DRAFT OF MODEL
                  AND LIST OF SCENARIOS
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
Phase               Task Components                                   Target Dates          Consultant         Days
                                                                                                               (7.5 hrs/day)
-----------------------------------------------------------------------------------------------------------------------------

 Phase V -          o Populate model with available data              1 Aug '05 to 30       Alder                  5
 Running the        o Model factors affecting attrition &             Sep '05
 Model                productivity of professionals                                         Birch                  5
                    o Team meeting to discuss simulation
                      runs                                                                  O'Brien Pallas         3

                    Steering Committee Meeting                        30 Sep '05            Tomblin Murphy         3

                    KEY DELIVERABLE: PRELIMINARY RESULTS OF                                 Zacharias              --
                    SIMULATION MODELING
                                                                                            Wang                   7

                                                                                            Ranganathan            6
-----------------------------------------------------------------------------------------------------------------------------

Phase VI -          Report Generation                                 1 Oct '05 to          Alder                  8
Final Report                                                          Nov 30 '05

                    o Prepare draft report                                                  Birch                  3

                    Workshop #3                                       15 Nov '05            O'Brien Pallas         3

                    o Review and revisions                                                  Tomblin Murphy         3

                    Submission of final report                        30 Nov '05            Zacharias              2

                    KEY DELIVERABLE: FINAL REPORT - ANALYSIS                                Wang                   2
                    AND RECOMMENDATIONS FOR NP RESOURCE
                    PLANNING                                                                Ranganathan            15
-----------------------------------------------------------------------------------------------------------------------------

                    TOTAL                                                                                          251
-----------------------------------------------------------------------------------------------------------------------------